UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2026

TUHURA BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-37823	99-0360497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 University Center Dr., Suite 110
Tampa, Florida 33612
(Address of Principal Executive Offices, including zip code)

Registrant’s Telephone Number, Including Area Code: (813) 875-6600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HURA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2026, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of TuHURA Biosciences, Inc. (the “Company”) approved annual performance bonuses for 2025 for Dr. James Bianco, the Company’s President and Chief Executive Officer, and Dan Dearborn, the Company’s Chief Financial Officer, in the amount of $490,536 for Dr. Bianco and $163,393 for Mr. Dearborn. The Committee also approved a 5% cost-of-living increase to the annual base salaries of Dr. Bianco and Mr. Dearborn, resulting in new annual base salaries of $605,956 for Dr. Bianco and $403,676 for Mr. Dearborn.

Item 8.01	Other Events.

Updated Pro Forma Financial Statements

As previously disclosed, on June 30, 2025, the Company completed its previously announced acquisition contemplated by the Agreement and Plan of Merger, dated December 11, 2024, as amended by that certain First Amendment to Agreement and Plan of Merger, dated May 5, 2025 (as amended, the “Merger Agreement”), by and among the Company, Hura Merger Sub I, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“Merger Sub I”), Hura Merger Sub II, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of the Company (“Merger Sub II”), Kineta, Inc., a Delaware corporation (“Kineta”), and Craig Philips, solely in his capacity as the representative, agent and attorney-in-fact of the stockholders of Kineta. Pursuant to the terms of the Merger Agreement, among other things, (a) Merger Sub I merged with and into Kineta (the “First Merger”), with Kineta being the surviving corporation of the First Merger, also known as the “Surviving Entity” and (b) immediately following the First Merger, the Surviving Entity merged with and into Merger Sub II (the “Second Merger”, and together with the First Merger, the “Mergers”), with Merger Sub II being the surviving company of the Second Merger.

The Company is providing as Exhibit 99.1 to this Current Report on Form 8-K (the “Report”) its unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 on a pro forma basis as if the Mergers had been consummated on January 1, 2025.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information

The following unaudited pro forma financial information of the Company is attached as Exhibit 99.1 to this Report and incorporated by reference herein:

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the Company for the year ended December 31, 2025.

•	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

(d) Exhibits

Exhibit No

99.1	Unaudited Pro Forma Condensed Combined Statements of Operation of TuHURA Biosciences, Inc. for the year ended December 31, 2025

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned that such statements are not guarantees of future performance and that the Company’s actual results may differ materially from those set forth in the forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause the Company’s actual expectations to differ materially from these forward-looking statements and include the factors under the heading “Risk Factors” set forth in the Company’s Annual Report on Form 10-K, as supplemented by the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Such filings are available on our website or at www.sec.gov. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUHURA BIOSCIENCES, INC.

Date: April 8, 2026	By:	/s/ Dan Dearborn
	Name: Title:	Dan Dearborn Chief Financial Officer